Exhibit 16

          August 29, 1997

          Securities and Exchange Commission
          Mail Stop 9-5
          450 Fifth St., N.W.
          Washington, D.C. 20549

          Dear Sirs:

          We have read Item 4 included in the attached Form 8-K, dated August 29, 1997, of Huntsman Polymers Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein insofar as they pertain to us.

          Very truly yours,

          /s  Price Waterhouse LLP